ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") made the 7th day of January 2014.

BETWEEN:

All Marketing Solutions, Inc., a Nevada company having an office at 112 North Curry Street, Carson City, NV 89703.

(herein called "the Purchaser")

OF THE FIRST PART

AND:

Miss Rampha Siphanom, a businesswomen having an office at 509 No 12 Khok Kruad Sub, Mueand, Nakhon Ratchasima District, Nakhon Ratchasima Province, 30280, Thailand.

(herein called "the Vendor")

OF THE SECOND PART

WHEREAS:

A. The Vendor is the owner to certain assets and software (the "Assets"); and

B. The Vendor has agreed to sell, and the Purchaser has agreed to purchase all the Assets, as set out herein, subject to the terms and conditions herein provided.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the covenants, Agreements, representations, warranties and payments hereinafter contained, the parties hereto covenant and agree as follows:

1.00 PURCHASE AND SALE OF ASSETS

Upon the terms and subject to the conditions hereof, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor, at the time of closing, the undertaking and all the Assets, as set out herein, of the Vendor's business including, but without limiting the foregoing:

(a) The sole and exclusive rights to and in the Software Source Code as outlined in "Schedule A";

(b) All right and interest of the Vendor to all registered and unregistered trade marks, trade or brand names, copyrights, designs, restrictive covenants and other industrial or intellectual property used in connection with the Vendor's business including but without limiting the generality of the foregoing, the rights to the Software Source Code as outlined in "Schedule A" (the "Intangible Property"); and

(c) The goodwill of the Vendor's business and the right of the Purchaser to represent itself as carrying on the Vendor's business in continuation of and in succession to the Vendor and the right to use the any name or any variation thereof as part of or in connection with the Vendor's business (the "Goodwill"),

which are collectively referred to as the "Assets".

2.00 PURCHASE PRICE AND ALLOCATION

The purchase price payable by the Purchaser to the Vendor for the Assets shall be the issuance of Four Million (4,000,000) shares of the Common Stock of the Purchaser, which shares shall be issued to the Vendor as soon as is practical after Purchaser has received delivery of the Assets (the "Closing Date").

3.00 REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants to the Purchaser as follows, with the intent that the Purchaser shall rely thereon in entering into this Agreement, and in concluding the purchase and sale contemplated herein.

3.01 Authority to Sell

The execution and delivery of this Agreement and the completion of the transaction contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

3.02 Sale Will Not Cause Default

Neither the execution and delivery of this Agreement, nor the completion of the purchase and sale contemplated herein will:

(a) Violate any of the terms and provisions of any agreement, documents, or bylaws or articles of the Vendor, or any order, decree, statute, by-law, regulation, covenant or restriction applicable to the Vendor or any of the Assets;

(b) Give any person the right to terminate, cancel or remove any of the Assets;

(c) Result in any fees, duties, taxes, assessments or other amounts becoming due or payable relating to any of the Assets.

3.03 Assets

The Vendor owns and possesses and has a good and marketable title to the Assets free and clear of all mortgages, liens, charges, pledges, security interest, encumbrances or other claims whatsoever.

The Vendor owns and possesses the rights to the Software Source Code as outlined in "Schedule A", free and clear of any and all encumbrances.

3.04 Litigation

There is no litigation or administrative or governmental proceeding or inquiry pending or to the knowledge of the Vendor, threatened against or relating to the Assets nor does the Vendor know of or have reasonable grounds for believing that there is any basis for any such action, proceeding or inquiry.

3.05 Conformity with Laws

All governmental licenses and permits required for the conduct in the ordinary course of the operations of the Vendor's business and the uses to which the Assets have been put, have been obtained and are in good standing and such conduct and uses are not in breach of any statute, by-law, regulation, covenant, restriction, plan or permit.

4.00 COVENANTS OF THE VENDOR

4.01 Delivery of Assets

The Vendor agrees to deliver the Assets to the Purchaser as soon as is practical after execution of this Agreement, at the Purchaser's offices or some other location as determined by the Purchaser.

4.02 Procure Consents

The Vendor shall diligently take all reasonable steps required to obtain, prior to the Closing Date, all consents to the assignment of the Assets, is such consent(s) is required.

4.03 Covenant of Indemnity

The Vendor will indemnify and hold the Purchaser harmless from and against:

(a) any and all liabilities, whether accrued, absolute, contingent or otherwise, existing up to the time of the delivery of the Assets and which are not agreed to be assumed by the Purchaser pursuant to this Agreement;

(b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant on the part of the Vendor under this Agreement relating to the sale of the Assets or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser in connection with the Assets purchaser under this Agreement; and

(c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses in connection with the Assets purchased.

5.00 REPRESENTATION AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor shall rely thereon in entering into this Agreement, and in concluding the purchase and sale contemplated herein.

6.01 Status of Purchaser

The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has the power and capacity to enter into this Agreement and carry out its terms.

6.02 Authority to Purchase

The execution and delivery of this Agreement and the completion of the transaction contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

6.03 Consents

The Purchaser will at the request of the Vendor execute and deliver such applications for consent and such assumption agreements and provide such information as may be necessary to obtain the consents required herein and will assist and co-operate with the Vendor in obtaining the said consents.

7.00 SURVIVAL OF REPRESENTATION, WARRANTS AND COVENANTS

All representations, warranties and covenants and agreements made by the parties to this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the time of closing and any investigation at the time made by or on behalf of the parties and shall continue in full force and effect for the benefit of the parties.

8.00 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE VENDOR

All obligations of the Vendor under this Agreement are subject to the fulfillment, prior to or at the time of closing, of the conditions hereinafter enumerated.

8.01 Consents of Third Parties

All consents or approvals required to be obtained by the Vendor for the purpose of selling, assigning or transferring the Assets have been obtained, provided that this condition may only be relied upon by the Vendor if the Vendor has diligently exercised its best efforts to procure all such consents or approvals and the Purchaser has not waived the need for all such consents and approvals.

9.00 CLOSING

9.01 Closing

Subject to the terms and conditions hereof, the purchase and sale of the Assets shall be competed on the Closing Date, which is to be held on January 9, 2014, or any other date mutually agreed upon between the parties.

9.02 Documents to be Delivered by the Vendor

At the closing the Vendor shall deliver or cause to be delivered to the Purchaser:

(a) All deeds of conveyance, bills of sale, transfer and assignments in form and content satisfactory to the Purchaser's counsel, appropriate to effectively vest good and marketable title to the Assets to the Purchaser, to the extent contemplated by this Agreement and immediately registerable in all places where registration of such instruments is required.

(b) The Assets; and

(c) Certified copies of such resolutions of the shareholders and directors of the Vendor as are required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor pursuant thereto.

9.03 Documents to be Delivered by the Purchaser

As soon as practicable, after the closing the Purchaser shall deliver or cause to be delivered do the Vendor Four Million (4,000,000) shares in All Marketing Solutions Inc., which said shares are to be fully paid-up and listed on NASDAQ OTCQB, which shares are valued at Twenty Five Cents USD (US $0.25) and which shares are unregistered securities.

10.00 RISK OF LOSS

From the date hereof to the time of closing, the Assets shall be and remain and the risk of the Vendor. If any of the Assets are lost, damaged or destroyed prior to the time of receipt of the Assets by the Purchaser, the Purchaser may elect by notice in writing to the Vendor to complete the purchase to the extent possible by reduction of the purchase price by an amount to be mutually agreed upon.

11.00 FURTHER ASSURANCES

The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

12.00 NOTICE

All notices required or permitted to be given hereunder shall be in writing and personally delivered or faxed to the address of the intended recipient set forth on the first page hereof or at such other address as may from time to time be notified by any of the parties hereto in the manner herein provided.

13.00 ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no agreements collateral hereto other than as expressly set forth or referred to herein.

14.00 TIME OF THE ESSENCE

Time shall be of the essence in this Agreement

15.00 APPLICABLE LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

16.00 SUCCESSOR AND ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successor and assigns.

17.00 SEVERABILITY

Should any part of this agreement be declared or held invalid for any reason, such validity shall not affect the validity of the remainder which shall continue in full force and effect and be construed as if this agreement had been executed without the invalid portion and it is hereby declared that the intention of the parties hereto that this agreement should have been executed without reference to any portion which may, for any reason, be hereafter declared or held invalid.

18.00 EXECUTION OF AGREEMENT

This agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

19. 0 LEGAL ADVICE

The parties acknowledge that each has sought individual legal advice. The Vendor acknowledges and agrees to seek independent legal advice as to its rights under this agreement.

20.00 CAPTIONS

The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Miss Rampha Siphanom

/s/ Rampha Siphanom
Signature

All Marketing Solutions Inc.

/s/ Wagner Yomoguita
Authorized Signature

Schedule A

Intellectual Assets

All source code for the cloud storage software application for Windows, as tested, including any source code currently in development either for Windows or Mac, herein referred to as the "Software Source Code".